EXHIBIT 10.8
AMENDMENT NO. 1 TO
STOCK PURCHASE AGREEMENT
     THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (“Amendment”), dated August 23, 2007, is by and between SOI Investors LLC, a Delaware limited liability company (“SOI Investors”) and Carl Guidice (“Executive” and together with SOI Investors the “Parties”.)
     WHEREAS, under that certain Stock Purchase Agreement dated as of June 29, 2005, by and among Regions Financial Corporation, Union Planters Bank, N.A., Strategic Outsourcing, Inc. and SOI Investors (“Purchase Agreement”), SOI Investors had certain rights to purchase shares of common and preferred stock of SOI Holdings, Inc. (“Holdings”);
     WHEREAS, the Parties entered into a Stock Purchase Agreement (the “Agreement”), dated August 3, 2005 (“Effective Date”) under which SOI Investors assigned to Executive the right, under the Purchase Agreement, to purchase certain shares of common and preferred stock of Holdings;
     WHEREAS, under the Agreement, the Parties intended to reference that Executive purchased the Company Common Shares and the Company Preferred Shares from SOI Investors, and that, at the direction of SOI Investors, Regions transferred the Company Common Shares and the Company Preferred Shares to Executive;
     WHEREAS, the Parties desire to amend the Agreement as set forth in this Amendment to correct certain typographical errors in connection with (i) the named parties to the Agreement, (ii) the amounts of Company Common Shares and the Company Preferred Shares purchased by Executive, and (iii) the Company Common Initial Value and the Company Preferred Initial Value; and
     WHEREAS, the Parties to the Purchase Agreement desire that the amendments set forth herein be effective as of the Effective Date.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions set forth in this Amendment, and the parties hereto agree as follows:
     1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.
     2. Amendments.
          (a) The first paragraph of the Agreement is hereby deleted in its entirety, and replaced by the following:
     “This STOCK PURCHASE AGREEMENT (this “Agreement”), is entered into as of this 3rd day of August, 2005, by and between SOI Investors LLC, a

Delaware limited liability company (“SOI Investors”) and Carl Guidice (the “Executive”).”
          (b) Section 2 of the Agreement is hereby deleted in its entirety, and replaced by the following:
     “2. Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, SOI Investors, pursuant to its rights under the Purchase Agreement, assigns to Executive the right to purchase, effective as of the date hereof, 13,500 shares of the Company Common Stock (the “Company Common Shares”) for an aggregate purchase price of $9,990.00 (the “Company Common Initial Value”) and 13,500 shares of the Company Preferred Stock (the “Company Preferred Shares”) for an aggregate purchase price of $989,955.00 (the “Company Preferred Initial Value”). The Company Common Shares and the Company Preferred Shares are sometimes referred to herein as the “Shares,” and the Company Common Initial Value and the Company Preferred Initial Value are sometime referred to herein and the “Initial Values.”
     3. Except as amended hereby, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.
     4. Entire Agreement. This Amendment shall constitute the full and complete understanding and agreement of the Parties with respect to amending the Agreement. All prior representations and understandings concerning the subject matter hereof, are merged herein and are superseded by this Amendment.
     5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.
     6. Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the Effective Date.

SOI INVESTORS SOI INVESTORS LLC
By:	/s/ Marc A. Utay
Name:	Marc A. Utay
Title:	President

EXECUTIVE
/s/ Carl Guidice
Carl Guidice

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